Loan Agreement

This loan agreement, made this day July 8 2009 by and between Medisafe 1Technologies Corp (hereafter "Medisafe"), and its directors , Jacob Elchadad and Yisrael Gotlieb (hereafter "The DIRECTORS ")

Whereas Borrower (Medisafe) wishes to borrow monies from Lender (Directors) and Lender wishes to lend monies to Borrower.

Now therefore in consideration of the mutual covenants and promises herein , all of which are deemed sufficient , it is hereby agreed to as follows ;

1) Upon the execution of the agreement Lender shall commit to lend the Borrower the sum of $100,000 in the following installments.

$25,000 on July 20 2009

$25,000 on August 20 2009

$25,000 on September 20 2009

$25,000 on October 20 2009

These funds $100,000 will be used solely for the acquisition of the Patent (Patent # 7347841) by Medisafe.

Additionally Borrower may borrow from the Lender up to an additional $25,000 for general working capital purposes up and until March 15 2010.

2) The interest rate on the loans shall be 0.
3) The terms of the loans for the patent acquisition and for the general working capital shall be due 24 months after each $25,000 loan and each working capital advance accordingly and respectively

Borrow may prepay the loans at any time during the course of the loans term

Medisafe 1 Technologies Corp

MEDISAFE 1
TECHNOLOGIES CORP.

Jacob Elchadad

Yisrael Gotlieb